UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2005

The Bank Holdings
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-50645	90-0071778
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9990 Double R. Blvd., Reno, Nevada		89521
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	775.853.8600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 8, 2005, the Board of Directors of The Bank Holdings increased the size of the board to nine members and appointed James L. Pfrommer to fill the resulting vacancy. Mr. Pfrommers’s initial term will expire at the company’s 2006 annual meeting of shareholders.

Mr. Pfrommer is a certified public accountant and principal with Pfrommer & MCune, Ltd., Reno, Nevada. Mr. Pfrommer, through this firm, serves small and medium sized businesses through providing audit, accounting and tax consultation services. Mr. Pfrommer holds a Bachelor of Science degree in Commerce from Santa Clara University and a Masters in Taxation from Golden Gate University.

There is no arrangement or understanding between Mr. Pfrommer and any other person pursuant to which Mr. Pfrommer was selected as a director of The Bank Holdings. Mr. Pfrommer has been appointed to serve on the company’s Audit Committee. There are no transactions in which Mr. Pfrommer has an interest requiring disclosure under Item 404(a) of Regulation S-B.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank Holdings

December 9, 2005	By:	Jack B. Buchold

Name: Jack B. Buchold
Title: Chief Financial Officer